SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2002

EXCHANGE BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	033-54566	34-1721453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

237 Main Street, Luckey, Ohio	43443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 833-3401

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

Exchange Bancshares, Inc. issued a press release announcing Rod Gallagher’s appointment as Executive Vice President of The Exchange Bank.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not required.
(b)	Proforma financial information.
Not required.
(c)	Exhibits

Exhibit No.	Description
99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                               EXCHANGE BANCSHARES, INC.

Date:  December 3, 2002

By:	/s/ Thomas E. Funk
Thomas E. Funk Vice President and CFO

Exhibit  99

FOR IMMEDIATE RELEASE:

Exchange Bancshares, Inc. /The Exchange Bank

Announce New Executive Vice President

December 4, 2002 – Jeffrey A. Robb, Sr., CPA, President/CEO and the Board of Directors of Exchange Bancshares, Inc., Luckey, Ohio announced that Mr. Rod H. Gallagher has been appointed Executive Vice President of The Exchange Bank.

Robb stated that Gallagher brings a “common sense approach to successful banking and a strong commitment to the development of teamwork and leadership concepts. He comes to us with very high recommendations and references from noted business and political figures throughout the state.”

“Rod’s past successes are founded on his adherence to sound banking principles,” added Robb. “He is a team builder who is strong on strategic planning and developing new business opportunities that reflect the best interest of the bank and its shareholders.”

Mr. Gallagher most recently served as President/CEO & Director of The First National Bank of McConnelsville, Ohio, and Executive Vice President, The First Bremen Bank, Bremen, Ohio. He will be located at the bank’s headquarters in Luckey, Ohio.

Gallagher is a decorated United States Air Force veteran, a private pilot and enjoys involvement in youth athletics and community service organizations.

Exchange Bancshares, Inc. was formed in 1992 as a one-bank holding company. The company currently has $110,000,000 in assets and maintains $10,100,000 in shareholder equity on a consolidated basis. Exchange Bancshares, Inc. common stock is listed on the Electronic Bulletin Board under the symbol “EBLO.”

The Exchange Bank, is a wholly-owned subsidiary of Exchange Bancshares, Inc. headquartered in Luckey, Ohio, and operates five full service branches in Holland, Sylvania, Perrysburg, Walbridge and Luckey. This year marks The Exchange Bank’s 96th year of operation as an independent community bank serving Lucas and Wood counties, and employs 67 staff members.

The Exchange Bank is a member of the Federal Reserve Bank System whose deposits are federally insured by the Federal Deposit Insurance Corporation.

CONTACT:

Mr. Charles Bailey

Vice President

The Exchange Bank

419.833.3401